Exhibit 10.3

FIRST AMENDMENT

TO

25% MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO 25% MEMBERSHIP INTERESTS PURCHASE AGREEMENT (“Amendment”), made as of January 9, 2007, by and between 1350 MEZZANINE LLC, a Delaware limited liability company, having an office at 625 Reckson Plaza, Uniondale, New York 11556 (“Seller”) and SL Green Operating Partnership, L.P., a Delaware limited partnership, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Purchaser”) and SL Green Realty Corp., a Maryland corporation, having an office at 420 Lexington Avenue, New York, New York 10170 (“Parent”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain 25% Membership Interests Purchase Agreement, dated as of January 5, 2007 (the “Agreement”);

WHEREAS, the Agreement provided for a Purchase Price of $100,000,000.00;

WHEREAS, the Closing Date (as defined in the Agreement) was January 5, 2007; and

WHEREAS, Purchaser now desires and Seller agrees to amend the Agreement as hereinafter provided.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

2.             Amendment to Agreement.  The Agreement is hereby modified and amended as follows:    Section 3 of the Agreement is deleted in its entirety and the following shall be inserted in lieu thereof:

“3.           The purchase price for the Membership Interests shall be ONE HUNDRED TWELVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($112,500,000.00) (the “Purchase Price”).  Purchaser shall pay to Seller the Purchase Price as follows:

(a) by execution and delivery to Seller of a note issued by the Purchaser in the amount of  EIGHTEEN MILLION FIVE HUNDRED FORTY FIVE THOUSAND

FIVE HUNDRED TWENTY SEVEN AND 54/100 DOLLARS ($18,545,527.54) (“Purchase Money Note”).

(b) the balance of the Purchase Price shall be paid in cash on the Closing Date (as hereinafter defined) by certified check drawn on a bank which is a member of the New York Clearinghouse Association or wire transfer in immediately available federal funds.”

3.             Ratification.  Except as modified and amended hereby, the Agreement remains in full force and effect in accordance with its terms and is hereby ratified and confirmed by Seller and Purchaser.

4.             Miscellaneous.

(a)           This Amendment supersedes any prior agreements or understandings between the parties with respect to the subject matter hereof.

(b)           This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

SELLER:

1350 Mezzanine LLC,
a Delaware limited liability company

By:	/s/ Jason Barnett
Name: Jason Barnett
Title: Sr. E.V.P.

PURCHASER:

SL Green Operating Partnership, L.P., a Delaware limited partnership

By:	SL Green Realty Corp.,
a Maryland Corporation, its general partner

	By:	/s/ Andrew S. Levine
		Name:	Andrew S. Levine
		Title:	Executive Vice President

PARENT:

SL Green Realty Corp., a Maryland Corporation

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President